SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) October 28, 2003

                           Commission File # 000-31663

                     AMERICAN CAPITAL PARTNERS LIMITED, INC.
        (Exact name of small business issuer as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   88-0440536
                      (IRS Employer Identification Number)

            319 Clematis Street, Suite 527, West Palm Beach, FL 33401
               (Address of principal executive offices)(Zip Code)

                                 (561) 366-9211
               (Registrant's telephone no., including area code))

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

On October 28, 2003, as announced in our current report on Form 8-K filed on May 3, 2004, American Products Corp. (the "Company" or "American Products"), a
Nevada corporation, and American Capital Partners Limited, Inc., a Nevada corporation ("ACP") entered into a Letter of Agreement ("Agreement") of such date. Pursuant to the Agreement, ACP tendered to the Company all issued and outstanding shares of common stock of ACP in exchange for the Company issuing 50,000,000 shares of restricted common stock of the Company.

ACP Inc. files this amendment to the Form 8-K filed on May 3, 2004 to include the financial statements required by Item 7, pursuant to Item 7(a)(4), and the pro forma financial information required by Item 7, pursuant to Item 7(b)(2) and
Item 7(a)(4).

(a)   Financial statements of business acquired.

American Products Corp. Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the period ended December 31, 2003, together with the Report of the Independent Auditors, are incorporated by reference to the Company's filing of its Report on Report 10-KSB for the period ended December 31, 2003, as filed on April 8, 2004.

(b) Pro Forma financial information

Unaudited Pro Forma Combined Financial Statements of American Capital Partners Limited, Inc., and American Products Corp.

(c)  Exhibits

Exhibit No.    Description
-----------    -----------

      99.1 American Products Corp. Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the period ended December 31, 2003, together with the Report of the Independent Auditors.*

      99.2 Unaudited Pro Forma Combined Financial Statements of American Capital Partners Limited, Inc., and American Products Corp.


* Incorporated by reference to the Company's filing of its Report on Report 10-KSB for the period ended December 31, 2003, as filed on April 8, 2004.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K/A to be signed on its behalf by the undersigned duly authorized, in the City of West Palm Beach, Florida, on September 23, 2004.

AMERICAN CAPITAL PARTNERS LIMITED, INC.


        By:  /s/  C. Frank Speight                   Date: September 23, 2004


             ---------------------------
             C. Frank Speight,
             Principal Executive Officer

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                                  Exhibit 99.2

 Unaudited Pro Forma Combined Financial Statements of American Capital Partners
                   Limited, Inc., and American Products Corp.